UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

LEMONADE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	32-0469673 (I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor New York, NY (Address of Principal Executive Offices)	10013 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Warrants to purchase Common Stock, par value $0.00001 per share	NYSE American
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-268615
Securities to be registered pursuant to Section 12(g) of the Act:
N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are warrants (the “Warrants”) to purchase shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of Lemonade, Inc., a Delaware corporation (the “Registrant”).
The description of the Warrants as included under the caption “Description of Warrants” in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2022 (Registration No. 333-268615), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), such registration statement is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Lemonade, Inc. (incorporated by reference to Exhibit 3.1 to Lemonade, Inc.’s Current Report on Form 8-K filed by Lemonade, Inc. on July 10, 2020)
3.2	Amended and Restated Bylaws of Lemonade, Inc. (incorporated by reference to Exhibit 3.2 to Lemonade, Inc.’s Current Report on Form 8-K filed by Lemonade, Inc. on July 10, 2020)
4.1	Specimen Common Stock Certificate of Lemonade, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed by Lemonade, Inc. on January 11, 2021)
4.2	Form of Warrant Certificate of Metromile, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by Metromile, Inc. on February 12, 2021)
4.3
Warrant Agreement, dated September 2, 2020, between INSU Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Metromile, Inc. on September 9, 2020)

4.4
Amendment No. 1 to Warrant Agreement, dated June 17, 2022, between Metromile, Inc., Continental Stock Transfer & Trust Company, as warrant agent, and American Stock Transfer & Trust Company, LLC, as successor warrant agent (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q filed by Lemonade, Inc. on November 9, 2022)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LEMONADE, INC.

Date: December 2, 2022	By:	/s/ Tim Bixby
	Name:	Tim Bixby
	Title:	Chief Financial Officer